Exhibit 10.2

WALKER & DUNLOP, INC.

2015 EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

COVER SHEET

Walker & Dunlop, Inc., a Maryland corporation (the “Company”), hereby grants an option (the “Option”) to purchase shares of the Company’s common stock, par value $0.01 per share (the “Stock”), to the Grantee named below, subject to the vesting conditions set forth below.  Additional terms and conditions of the Option are set forth on this cover sheet and in the attached Non-Qualified Stock Option Agreement (collectively, the “Agreement”), in the Company’s 2015 Equity Incentive Plan (as amended from time to time, the “Plan”), and in any written employment or other written compensatory arrangement between you and the Company or any Affiliate (if any, the “Employment Agreement”).

Grant Date:

Name of Grantee:

Grantee’s Social Security Number:

Number of Shares of Stock Covered by the Option:

Option Price per Share:

Vesting Schedule:

If you continue in Service on each applicable vesting date, the Option shall vest in equal installments on each vesting date set forth below; provided, however, that any fractional shares shall be rounded up to the nearest whole share on the first and, if applicable, the last vesting date:

You agree to all of the terms and conditions described in this Agreement, in the Plan (a copy of which is also posted), and in the Employment Agreement unless you deliver a notice in writing within thirty (30) days of receipt of this Agreement to the Company stating that you do not accept the terms and conditions described in this Agreement and in the Plan.  You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Attachment

This is not a stock certificate or a negotiable instrument.

WALKER & DUNLOP, INC.

2015 EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

Non-qualified Option

This Agreement evidences an award of an Option exercisable for that number of shares of Stock set forth on the cover sheet and subject to the terms and conditions set forth in the Agreement, in the Plan, and on the cover sheet.  This Option is not intended to be an incentive stock option under Section 422 of the Code and will be interpreted accordingly.

Transfer of Option

Except as provided in the following paragraph, during your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the Option.  Other than by will or the laws of descent and distribution, the Option may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered, whether by operation of law or otherwise, nor may the Option be made subject to execution, attachment, or similar process.  If you attempt to do any of these things, you will immediately and automatically forfeit your Option.

Notwithstanding these restrictions on transfer but subject to such limitations as the Chief Executive Officer of the Company or the General Counsel of the Company may impose, you may transfer all or part of the vested portion of the Option to a Family Member, subject to the terms and conditions set forth in the Plan and a Non-Qualified Stock Option Transfer Agreement in the form approved by the Committee, to be entered into between you, the Company and such trust.

Vesting

Your Option shall vest in accordance with the vesting schedule set forth on the cover sheet of this Agreement, so long as you continue in Service on each applicable vesting date set forth on the cover sheet, and is exercisable only as to its vested portion.

No additional portion of your Option shall vest after your Service has terminated for any reason.

Change in Control

Notwithstanding the vesting schedule set forth above, upon the consummation of a Change in Control, this Option will become 100% vested (i) if it is not assumed, or equivalent options are not substituted for the options, by the Company or its successor, or (ii) if assumed or substituted for, upon your Involuntary Termination within the twelve (12)-month period (or for the period of time or lack of a period of time otherwise set forth in the Employment Agreement), following the consummation of the Change in Control.

“Involuntary Termination” means termination of your Service by reason of (i) your involuntary dismissal by the Company or its successor for reasons other than Cause; or (ii) your voluntary resignation for Good Reason (and without Cause) as defined in the Employment Agreement, or if none, then following (x) the assignment of substantial duties or responsibilities inconsistent with your position at the Company, or any other action by the Company which results in a substantial diminution of your duties or responsibilities other than any such reduction which is remedied by the Company within thirty (30) days of receipt of written notice from you; (y) a requirement that you work principally from a location that is twenty (20) miles further from your residence than the Company’s principal place of business on the date of this Agreement; or (z) a substantial reduction in your aggregate base salary and other compensation taken as a whole, excluding any reductions caused by the failure to achieve performance targets.  To qualify as an “Involuntary Termination,” you must provide notice to the Company or its successor of any of the foregoing occurrences within ninety (90) days of the initial occurrence, and the Company shall have thirty (30) days thereafter to remedy such occurrence.  In addition, you must terminate your Service at a time agreed reasonably with the Company, but in any event within one hundred twenty (120) days from the initial occurrence of any of the foregoing events.

Forfeiture of Unvested Options / Term

Unless the termination of your Service triggers accelerated vesting or other treatment of your Option pursuant to the terms of this Agreement, the Plan, or any Employment Agreement, you will automatically and immediately forfeit to the Company the unvested portion of the Option in the event your Service terminates for any reason.

Your Option will expire in any event at the close of business at Company headquarters on the tenth (10th) anniversary of the Grant Date, as shown on the cover sheet.  Your Option will expire earlier if your Service terminates, as described below.

Expiration of Vested Options After Service Terminates

If your Service terminates for any reason, other than death, Disability, or Cause, then the vested portion of your Option will expire at the close of business at Company headquarters on the ninetieth (90th) day after your termination date.

If your Service terminates because of your death or Disability, or if you die during the ninety (90)-day period after your termination for any reason (other than Cause), then the vested portion of your Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of your death or termination for Disability.  During that twelve (12)-month period, your estate or heirs may exercise the vested portion of your Option.

If your Service is terminated for Cause, then you shall immediately forfeit all rights to your entire Option (both vested and unvested portions), and the Option shall immediately and automatically expire.

Forfeiture of Rights

If you should take actions in violation or breach of, or in conflict with, any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, any confidentiality obligation with respect to the Company or any Affiliate, otherwise in competition with the Company or any Affiliate, any Company or Affiliate policy or procedure, any other agreement, or any other obligation to the Company or any Affiliate, the Company has the right to cause an immediate forfeiture of your rights to this Option, and the Option shall immediately and automatically expire.

In addition, if you have exercised any portion of the Option during the two (2)-year period prior to your actions, you will owe the Company a cash payment (or forfeiture of shares of Stock) in an amount determined as follows: (i) for any shares of Stock that you have sold prior to receiving notice from the Company, the amount will be the proceeds received from the sale(s), less the Option Price, and (ii) for any shares of Stock that you still own, the amount will be the number of shares of Stock owned times the Fair Market Value of the shares of Stock on the date you receive notice from the Company, less the Option Price (provided, that the Company may require you to satisfy your payment obligations hereunder either by forfeiting and returning to the Company the shares or any other shares of Stock or making a cash payment or a combination of these methods as determined by the Company in its sole discretion).

Leaves of Absence

For purposes of this Agreement, your Service does not terminate when you go on a bona fide leave of absence that was approved by your employer (Walker & Dunlop, LLC or any Affiliate of the Company that directly employs you) in writing if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by Applicable Laws.  Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

Your employer may determine, in its discretion, which leaves count for this purpose and when your Service terminates for all purposes under the Plan in accordance with the provisions of the Plan.

Notwithstanding the foregoing, the Company may determine, in its discretion, that a leave counts for this purpose even if your employer does not agree.

Notice of Exercise

The Option may be exercised, in whole or in part, to purchase a whole number of vested shares of Stock of not less than one hundred (100) shares, unless the number of vested shares purchased is the total number available for purchase under the Option, by following the procedures set forth in the Plan and in this Agreement.

When you wish to exercise this Option, you must exercise in a manner required or permitted by the Company.  If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment

When you exercise your Option, you must include payment of the aggregate Option Price for the shares you are purchasing.  Payment may be made in one (or a combination) of the following forms:

•    Cash, your personal check, a cashier’s check, a money order, or another cash equivalent acceptable to the Company.

•    Shares of Stock which are owned by you and which are surrendered to the Company, including through the withholding of shares otherwise issuable upon exercise.  The Fair Market Value of the shares as of the effective date of the Option exercise will be applied to the Option Price.

•    By delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Option Price and any withholding taxes.

Evidence of Issuance

The issuance of the shares upon exercise of this Option shall be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, book-entry, registration, or issuance of one or more share certificates.

Withholding

You agree as a condition of this Option that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or the sale of Stock acquired under this Option.  In the event that the Company or any Affiliate, as applicable, determines that any federal, state, local, or foreign tax or withholding payment is required relating to the exercise of this Option or the sale of Stock arising from this Option, the Company or any

Affiliate, as applicable, shall have the right to require such payments from you or withhold such amounts from other payments due to you from the Company or any Affiliate, as applicable or withhold the delivery of vested shares of Stock otherwise deliverable under this Agreement.

Notice and Non-Solicitation

The following notice and non-solicitation provisions will apply to you unless you have entered into an Employment Agreement that has more restrictive notice and non-solicitation provisions (in which case, the more restrictive provisions in such Employment Agreement will apply).

You agree as a condition of this Option that in the event you decide to leave the Company or any Affiliate for any reason, you will provide the Company or the Affiliate with thirty (30) days’ prior notice of your departure (during which period, in the Company’s or an Affiliate’s sole discretion, you may be placed on paid leave), and you will not commence employment with anyone else during that period.  For a period of ninety (90) days following the termination of your Service for any reason, you will not directly or indirectly solicit any employees of the Company or any Affiliate for employment or encourage any employee to leave the Company or any Affiliate.

Retention Rights

This Agreement and this Option do not give you the right to be retained by the Company or any Affiliate in any capacity.  Unless otherwise specified in an Employment Agreement, the Company or any Affiliate, as applicable, reserves the right to terminate your Service at the Company or an Affiliate at any time and for any reason.

Stockholder Rights

You (and your estate or heirs) have no rights as a stockholder with respect to the shares of Stock underlying the Option unless and until the shares of Stock underlying the Option have been issued upon exercise of your Option and either a certificate evidencing your Stock has been issued or an appropriate entry has been made on the Company’s books. No adjustments are made for dividends, distributions, or other rights if the applicable record date occurs before your certificate is issued (or an appropriate book entry is made), except as described in the Plan.

Corporate Activity

Your Option shall be subject to the terms of any applicable agreement of merger, liquidation, or reorganization in the event the Company is subject to such corporate activity, consistent with Section 17 of the Plan.

Clawback	This Option is subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to any Company “clawback” or recoupment policy or Applicable Laws that require the repayment by you to the Company of compensation paid by the Company to you in the event that you fail to comply with, or violate, the terms or requirements of such policy or Applicable Laws.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under Applicable Laws, and you are subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 or you knowingly engaged in the misconduct, were grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct, or were grossly negligent in failing to prevent the misconduct, you shall reimburse the Company the amount of any payment in settlement of this Option earned or accrued during the twelve (12)-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated into this Agreement by reference.

Certain capitalized terms used in this Agreement are defined in the Plan and have the meaning set forth in the Plan.

This Agreement, the Plan, and any Employment Agreement constitute the entire understanding between you and the Company regarding this Option.  Any prior agreements, commitments, or negotiations concerning this Option are superseded; except that any written consulting, confidentiality, non-competition, non-solicitation, and/or severance agreement between you and the Company or an Affiliate, as applicable, shall supersede this Agreement with respect to its subject matter.

Data Privacy

To administer the Plan, the Company may process personal data about you.  Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you, such as your contact information, payroll information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.  By accepting the Option, you give explicit consent to the Company to process any such personal data.

Electronic Delivery

By accepting the Option, you consent to receive documents related to the Option by electronic delivery and, if requested, agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, and your consent shall remain in effect throughout your term of Service and thereafter until you withdraw such consent in writing to the Company.

Code Section 409A

The grant of the Option under this Agreement is intended to comply with Code Section 409A (“Section 409A”) to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be in compliance with Section 409A.  Notwithstanding anything to the contrary in the Plan or this Agreement, neither the Company, its Affiliates, the Board, nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on you under Section 409A, and neither the Company, its Affiliates, the Board, nor the Committee will have any liability to you for such tax or penalty.

By accepting this Agreement, you agree to all of the terms and conditions described above and in the Plan.  In the event that any term of this Agreement conflicts with the terms of an Employment Agreement, the terms of such Employment Agreement shall supersede the conflicting terms herein.